UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2026
___________________

HF SINCLAIR CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-41325	87-2092143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2323 Victory Avenue, Suite 1400
Dallas, TX		75219
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (214) 871-3555
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value	DINO	New York Stock Exchange
Common Stock $0.01 par value	DINO	NYSE Texas, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company        ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2026, HF Sinclair Corporation (the “Company”) terminated the employment of Mr. Atanas Atanasov as Executive Vice President and Chief Financial Officer of the Company, effective immediately. If Mr. Atanasov meets the conditions of the Company’s Severance Pay Plan, he will receive the severance benefits to which he is entitled thereunder. For a description of the Company’s Severance Pay Plan, see “Executive Compensation-Potential Payments Upon Termination or Change in Control” in the Company’s definitive Proxy Statement filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2026. As previously reported on the Company’s Annual Report on Form 10-K filed with the SEC on February 27, 2026, Mr. Atanasov has been on leave from his duties since February 24, 2026. As previously reported, effective February 24, 2026, the Board of Directors of the Company appointed Mr. Vivek Garg, the Company’s Vice President, Chief Accounting Officer and Controller, to serve as the Company’s acting Chief Financial Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HF SINCLAIR CORPORATION

By:	/s/	Eric L. Nitcher
Eric L. Nitcher
Executive Vice President, General Counsel

Date: May 13, 2026